UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2014

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barrett Business Services, Inc. (the "Company"), has entered into Death Benefit Agreements with its three executive officers, Michael L. Elich, James D. Miller and Gregory R. Vaughn, effective January 1, 2014 (the "Agreements").  Under each Agreement, in the event of the executive officer's death, the Company will make a lump sum payment to the executive officer's designated beneficiary within 60 days after the date of death (the "Death Benefit"). Death Benefit payments for Messrs. Elich, Miller and Vaughn are $1,300,000, $650,000, and $800,000, respectively. The Death Benefit will be forfeited to the Company upon an executive officer's termination of employment with the Company for any reason other than death.

The Death Benefit will be paid solely out of the general assets of the Company, which may include funds received from life insurance policies on the executive officers obtained by the Company. No Death Benefit will be payable under an Agreement if the executive officer's death occurs under circumstances causing the policy amount not to be paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: January 6, 2014	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary